77Q1.    EXHIBITS

(a)      AMENDMENTS TO RESTATED DECLARATION OF TRUST


                          TOUCHSTONE STRATEGIC TRUST

            AMENDMENT TO RESTATED AGREEMENT AND DECLARATION OF TRUST

            The undersigned hereby certifies that she is the duly elected Secretary of Touchstone Strategic Trust and that pursuant to Section 7.3 of the Trust's Restated Agreement and Declaration of Trust, the Trustees at a meeting on February 21, 2002 at which a quorum was present, adopted the following resolutions:

                  RESOLVED, that pursuant to Section 7.3 of the Restated Agreement and Declaration of Trust of Touchstone Strategic Trust ("TST") and effective as of August 1, 2002, the name of the Equity Fund, a series of TST, shall be changed to the Large Cap Growth Fund; and

                  FURTHER RESOLVED, that the Agreement and Declaration of Trust of TST or other Trust documents and records, as necessary or appropriate, be amended to reflect the name change of this series; and

                  FURTHER RESOLVED, that the officers of TST be, and they hereby are, authorized and directed to take such further actions as necessary to effect the purpose of these resolutions.

         The undersigned hereby certifies that pursuant to Section 7.3 of the Trust's Restated Agreement and Declaration of Trust, the Trustees at a meeting on May 16, 2002 at which a quorum was present, adopted the following resolutions:

                  "WHEREAS, it is in the best interests of Touchstone Strategic Trust (the Trust) to change the name of the Growth/Value Fund series of the Trust;

                  THEREFORE BE IT RESOLVED, that the name of the Growth/Value Fund, a series of the Trust, be changed to the `Growth Opportunities Fund'; and

                  FURTHER RESOLVED, that the Trust's Restated Agreement and Declaration of Trust and other Trust documents and records, as necessary or appropriate, be amended to reflect the name change of such series; and

                  FURTHER RESOLVED, that the officers of the Trust be, and they hereby are, authorized to take such further actions as necessary to effect the purpose of these resolutions."


         The undersigned certifies that the actions to effect the foregoing Amendment were duly taken in the manner provided by the Restated Agreement and Declaration of Trust, that the Amendment became effective August 1, 2002 and that she is causing this Certificate to be signed and filed as provided in
Section 7.4 of the Restated Agreement and Declaration of Trust.

         Witness my hand this 7th day of November 2002.


                                         /s/ Tina D. Hosking
                                         ------------------------------
                                         Tina D. Hosking, Secretary




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                      TOUCHSTONE STRATEGIC TRUST
       AMENDMENT TO RESTATED AGREEMENT AND DECLARATION OF TRUST

     The undersigned hereby certifies that she is the duly elected Secretary of Touchstone Strategic Trust and that pursuant to Section 4.1 of the Restated Agreement and Declaration of Trust of Touchstone Strategic Trust, the Trustees, at a meeting on June 19, 2002, at which a quorum was present, adopted the following resolutions:

             "RESOLVED, that a new series of Touchstone Strategic Trust (the `Trust') be, and it hereby is, established and that such new series be, and it hereby is, designated the `Small Cap Growth Fund'; and

             FURTHER RESOLVED, that the relative rights and preferences of the new series of shares shall be those rights and preferences set forth in Section 4.2 of the Trust's Agreement and Declaration of Trust; and

             FURTHER RESOLVED, that the Trust be, and it hereby is, authorized to issue and sell shares of the Small Cap Growth Fund from time to time at its respective price per share of not less than the respective net asset value thereof; and

             FURTHER RESOLVED, that the officers of the Trust be, and they hereby are, authorized and empowered to take any and all actions and to execute any and all documents and instruments, which they or any one of them in his sole discretion deem necessary, appropriate or desirable to implement the foregoing resolutions."

     The undersigned certifies that the actions to effect the foregoing Amendment were duly taken in the manner provided by the Restated Agreement and Declaration of Trust, that said Amendment is to be effective as of September 10, 2002, and that she is causing this Certificate to be signed and filed as provided in Section 7.4 of the Restated Agreement and Declaration of Trust.

           WITNESS my hand this 28th day of August, 2002.


                                                /s/ Tina D. Hosking
                                                ------------------------------
                                                Tina D. Hosking, Secretary